Exhibit 10.1

Arena Pharmaceuticals, Inc.

— Annual Incentive Plan —

Revised as of January 23, 2012

Annual Incentive Plan – Overview

Overview

•	Each participant is assigned an incentive target, expressed as a percentage of annual base salary.

•	The Compensation Committee assigns corporate goals and, in the discretion of the Compensation Committee, individual goals. The goals are individually weighted and may include subparts.

•	Goals will be specific and measurable.

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At the end of the applicable fiscal year, individual incentive awards are determined by the Compensation Committee based upon the level of goal achievement, the quality of achievement, the participant’s role in goal achievement, and the weighting of each goal. The “applicable fiscal year” means the year within which the goals are required to be achieved.

•	The Compensation Committee has the discretion to decrease (including to zero) any participant’s award or to increase any participant’s award up to 150% of the formulaic goal achievement.

Individual Incentive Targets

•	Targets are based on role and the market.

Target Award as a % Base Salary
CEO	55%

CFO, CMO, CSO, General Counsel or any other executive officer approved by the Compensation Committee to participate in the plan	40%

Annual Incentive Plan – Mix of Goals

Corporate vs. Individual Goals

•	All participants have the same corporate goals, which aligns their interests with one another and stockholders.

•	The categories of corporate goals are set forth on Annex I.

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The Compensation Committee may assign individual goals to a participant in addition to the corporate goals. If applicable, individual goals will not exceed 40% of a participant’s overall incentive target.

•	Corporate and, if applicable, individual goals are approved by the Compensation Committee.

Annual Incentive Plan – Funding

Cap

•	Total award funding is capped at 150% of target goal achievement.

Funding Relationship

•	Subject to other provisions of this plan, the funded award will be based on the goal completion percentage.

•	For example, if goal completion is 95% of the total target, then the award would fund at 95% of target (subject to the approval of the Compensation Committee and any adjustments under this plan).

Discretionary Adjustment

•	The Compensation Committee may use its judgment and discretion to modify or adjust the annual incentive awards as provided in this plan.

Rules Governing the Plan

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Eligible plan participants must be actively employed at Arena on the last day of the applicable fiscal year to receive an award. Plan participants who leave Arena prior to the end of the applicable fiscal year are not eligible to receive an award.

•	Eligible plan participants whose first date of employment is between January 1 and September 30 of the applicable fiscal year will participate on a prorated basis based on their date of hire.

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Plan participants who are promoted to incentive-eligible positions (or positions with a higher incentive target) before December 31 of the applicable fiscal year will participate in the plan on a prorated basis, based on the effective date of the promotion.

•	Payment of an incentive to eligible plan participants who take a leave of absence for any reason during the applicable fiscal year will be prorated based on the time worked during such year.

•	The Compensation Committee and the Board each has the right to exclude participants and exercise discretion, including canceling the plan or any earned awards.

•	Awards under this plan will be paid prior to March 15 of the year following the applicable fiscal year.

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Participation in the Annual Incentive Plan is not a guarantee of continued employment. Arena reserves the right to terminate employment and/or participation in the Annual Incentive Plan at any time and for any reason.

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The Compensation Committee and the Board each reserve the right to change or waive any provision in the incentive plan at any time, including (but not limited to) its award formula, performance measures and payout schedule. Although Arena intends to pay incentives at levels indicated by the plan, this plan shall not obligate Arena to grant the benefits contemplated under its provisions.

•	This plan is not a contract and in no way represents a contractual obligation to pay any amount under the plan, regardless of the performance achieved during the applicable fiscal year.

Annex I

The corporate goals relate to the following categories:

(i)	plans and progress relating to research and development and, if applicable, commercialization;

(ii)	licensing and collaboration efforts; and

(iii)	budget and finance.